Exhibit 99.1

GETTY IMAGES REPORTS FINANCIAL RESULTS FOR THE SECOND QUARTER OF 2004

Industry Leader Achieves 18 Percent Revenue Growth, 91 Percent Increase in Net Income

and Raises 2004 Guidance

SEATTLE, July 21, 2004 – Getty Images, Inc. (NYSE:GYI), the world’s leading imagery company, today reported results for the second quarter ended June 30, 2004.

•	Revenue increased 17.7 percent over the second quarter of 2003

•	Operating income grew 67.6 percent over the prior year to $39.8 million, or a margin of 26.5 percent of revenue

•	Earnings per diluted share increased 78.3 percent over the year-ago period to $0.41

“The positive momentum we experienced in the first quarter continued into the second quarter, resulting in revenue growth of nearly 18 percent,” said Jonathan Klein, Getty Images’ co-founder and CEO. “During the quarter, we added e-commerce functionality to the editorial section of our site, launched our Japanese website and continued to cement our position as the de facto home page for creative and publishing professionals by adding content and growing our assignment, asset management and related services. Our leadership in the visual content market continues to grow in all segments.”

Revenue grew 17.7 percent to $150.3 million compared to $127.7 million in the second quarter of 2003, and included a 6.0 percent benefit from foreign currency translation. Operating income for the second quarter of 2004 grew 67.6 percent to $39.8 million, or 26.5 percent of revenue, compared to $23.8 million, or 18.6 percent of revenue, in the same quarter last year. Net income for the second quarter was up 91.0 percent to $25.2 million, or $0.41 per diluted share, compared to $13.2 million, or $0.23 per diluted share, for the same quarter in 2003.

Gross margin for the quarter was 72.2 percent compared to 71.6 percent in the second quarter of 2003. Selling, general and administrative expenses (SG&A) totaled $54.4 million, up $2.6 million from the second quarter last year, primarily due to the effects of currency translation. On a currency-neutral basis there was no year-over-year increase in SG&A. As a percentage of revenue, SG&A declined to 36.2 percent from 40.6 percent in the second quarter of 2003.

Cash and short-term investment balances increased more than $65 million from $356.6 million at the end of the first quarter to $422.1 million at June 30, 2004.

For the first six months of 2004, net cash provided by operating activities was $100.3 million, compared to $61.2 million in the first half of 2003. The acquisition of property and equipment was $18.1 million in the first half of 2004, compared to $15.0 million in the same period of 2003.

Business Outlook

The following forward-looking statements reflect Getty Images’ expectations as of July 21, 2004. The company remains positive about business conditions, and expects continued strength in financial results in the second half of 2004. For the third quarter of 2004, the company expects to report revenue in the range of $152 million to $155 million and earnings per diluted share of $0.40 to $0.42.

The company is raising guidance for 2004 and expects revenue in the range of $605 million to $615 million and earnings per diluted share of $1.60 to $1.70.

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Getty Images, Inc.

Second Quarter 2004 Financial Results

Webcast information

The company will host a conference call today at 2:00 pm PT. The dial-in number is 800.361.0912 (North America) or 913.981.5559 (international), confirmation number 353748. There will be a live webcast of the conference call, which can be accessed from the Investors page in the About Us section of the Getty Images Web site at www.gettyimages.com. The company will also provide a replay of the conference call at 888.203.1112 (North America) or 719.457.0820 (international), confirmation number 353748, until Friday, July 23 at 9:00 pm PT. The webcast will be archived on the Getty Images Web site and will be available until July 21, 2005.

Some of the statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, assumptions and projections about Getty Images and its industry as of the time the statements are made. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause our actual results to differ materially from our past performance and our current expectations, assumptions and projections. Differences may result from actions taken by the company as well as from risks and uncertainties beyond the company’s control. These risks and uncertainties include, among others, the risks associated with currency fluctuations, changes in the economic, political, competitive and technological environments, and the risks associated with system security, upgrades, updates and service interruptions. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review the reports filed by Getty Images with the Securities and Exchange Commission, in particular our Form 10-Q for the quarter ended March 31, 2004 and Annual Report on Form 10-K for the year ended December 31, 2003. Except as required by law, Getty Images undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or other events.

About Getty Images

Getty Images is the world’s leading imagery company, creating and providing the largest and most relevant collection of still and moving images to communication professionals around the globe. From news and sports photography to contemporary and archival imagery, Getty Images’ products are found each day in newspapers, magazines, advertising, films, television, books and Web sites. Gettyimages.com is the first place customers turn to search, purchase and download powerful imagery. Seattle-headquartered Getty Images is a global company with customers in more than 50 countries.

Contacts:

Investors:	Media:

Kira Bacon	Deb Trevino
Vice President, Investor Relations	Senior Vice President, Communications
206.925.6448	206.925.6474
kira.bacon@gettyimages.com	deb.trevino@gettyimages.com

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Getty Images, Inc.

Second Quarter 2004 Financial Results

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2004	2003	2004	2003
(In thousands, except per share amounts)

Revenue	$150,327	$127,722	$306,839	$258,038
Cost of sales	41,789	36,323	85,595	73,638

Gross profit	108,538	91,399	221,244	184,400

Selling, general and administrative expenses	54,411	51,792	109,128	105,156
Depreciation	13,321	14,803	27,144	29,736
Amortization	1,091	940	2,185	1,875
Other operating (income) expenses	(128)	85	2	(75)

Operating expenses	68,695	67,620	138,459	136,692

Income from operations	39,843	23,779	82,785	47,708
Interest expense	(913)	(3,894)	(1,980)	(7,652)
Interest income	2,041	819	3,794	1,421
Exchange (losses) gains, net	(44)	809	(751)	1,724
Other (expenses) income, net	—	(3)	(11)	2

Income before income taxes	40,927	21,510	83,837	43,203
Income tax expense	(15,775)	(8,344)	(32,599)	(16,807)

Net income	$25,152	$13,166	$51,238	$26,396

Earnings per share
Basic	$0.43	$0.24	$0.88	$0.49
Diluted	0.41	0.23	0.84	0.46

Shares used in computing earnings per share
Basic	58,590	54,854	58,128	54,424
Diluted	61,141	58,198	60,824	57,542

Getty Images, Inc.

Second Quarter 2004 Financial Results

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	JUNE 30, 2004	DECEMBER 31, 2003
(In thousands)

ASSETS
Current assets
Cash and cash equivalents	$117,922	$140,058
Short-term investments	304,160	167,525
Accounts receivable, net	80,734	75,781
Prepaid expenses	9,622	9,693
Deferred income taxes, net	13,206	13,206
Other current assets	2,877	1,246

Total current assets	528,521	407,509
Property and equipment, net	114,274	123,268
Goodwill	603,486	603,024
Identifiable intangible assets, net	14,487	16,615
Deferred income taxes, net	48,869	62,567
Other long-term assets	10,467	11,101

Total assets	$1,320,104	$1,224,084

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$73,826	$64,454
Accrued expenses	33,658	42,459
Income taxes payable	3,652	8,170

Total current liabilities	111,136	115,083
Long-term debt	265,000	265,011
Other long-term liabilities	9,378	8,184

Total liabilities	385,514	388,278

Stockholders’ equity
Common stock	592	573
Additional paid-in capital	1,149,699	1,098,249
Unearned compensation	(215)	(448)
Accumulated deficit	(224,015)	(275,253)
Accumulated other comprehensive income	8,529	12,685

Total stockholders’ equity	934,590	835,806

Total liabilities and stockholders’ equity	$1,320,104	$1,224,084

Getty Images, Inc.

Second Quarter 2004 Financial Results

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

SIX MONTHS ENDED JUNE 30,	2004	2003
(In thousands)
Cash flows from operating activities
Net income	$51,238	$26,396
Adjustments to reconcile net income to net cash provided by operating activities
Deferred income taxes	27,719	12,297
Depreciation	27,144	29,736
Bad debt expense	2,023	2,194
Amortization of identifiable intangible assets	2,185	1,875
Amortization of debt issuance costs	954	760
Other changes in long-term assets and liabilities	1,853	252
Changes in current assets and liabilities, net of effects of business acquisitions
Accounts receivable	(8,034)	(1,021)
Accounts payable	6,908	(269)
Accrued expenses	(9,253)	(7,854)
Income taxes payable	(1,726)	(2,526)
Changes in other current assets and liabilities	(682)	(601)

Net cash provided by operating activities	100,329	61,239

Cash flows from investing activities
Acquisition of available-for-sale investments	(217,677)	(62,188)
Proceeds from sale of available-for-sale investments	77,284	—
Acquisition of property and equipment	(18,052)	(14,986)
Acquisition of businesses, net of cash acquired	(915)	(3,565)
Proceeds from the maturity of held-to-maturity investments	—	19,985
Proceeds from the disposition of assets	—	300
Acquisition of identifiable intangible assets	—	(44)

Net cash used in investing activities	(159,360)	(60,498)

Cash flows from financing activities
Proceeds from the issuance of common stock	37,536	35,289
Debt issuance costs paid	(178)	(7,287)
Proceeds from the issuance of long-term debt	—	265,000

Net cash provided by financing activities	37,358	293,002

Effects of exchange rate differences	(463)	2,187

Net (decrease) increase in cash and cash equivalents	(22,136)	295,930
Cash and cash equivalents, beginning of period	140,058	76,105

Cash and cash equivalents, end of period	$117,922	$372,035